Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-48804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-69776, 333-69778, 333-107195, 333-146400, 333-176084, and 333-176085), Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-108566, 333-136820, 333-161797 and 333-183214), and in Registration Statement on Form S-4 (Registration File No. 333-163405) of our reports dated February 27, 2013, relating to the financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. and subsidiaries for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP
New York, New York
February 27, 2013